UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 18, 2008
General Cable Corporation
(Exact name of Registrant as Specified in Charter)

Delaware	001-12983	06-1398235

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
4 Tesseneer Drive, Highland Heights, Kentucky 41076-9753
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (859) 572-8000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
     On April 18, 2008, Phelps Dodge Africa Cable Corporation, a Delaware corporation (the “Additional Guarantor”), and GE Business Financial Services Inc. (“GE Financial”), entered into a Joinder Agreement (the “Joinder Agreement”) to the Third Amended and Restated Credit Agreement, dated as of October 31, 2007, by and among General Cable Industries, Inc., a Delaware corporation (“GCI”) and wholly owned subsidiary of General Cable Corporation, a Delaware corporation (the “Company”), as Borrower, the Company and certain other subsidiaries of the Company party thereto, as Guarantors, the Issuing Banks (as defined therein), the Lenders (as defined therein) and GE Financial, as Administrative Agent for the Lenders, Collateral Agent and Security Trustee (the “Credit Agreement”). Pursuant to the Joinder Agreement, among other things, the Additional Guarantor has been added as a guarantor of GCI’s obligations under the Credit Agreement.
     Also on April 18, 2008, the Company, the Additional Guarantor, the other Guarantors (as defined therein) and U.S. Bank National Association, as trustee (the “Trustee”), entered into the following supplemental indentures (the “Supplemental Indentures”):
(i)	the Second Supplemental Indenture to the Indenture, dated as of November 15, 2006, governing the Company’s 0.875% Senior Convertible Notes due 2013, among the Company, the Guarantors referred to therein and the Trustee, supplemented by the First Supplemental Indenture, dated as of October 31, 2007 (the “0.875% Notes Indenture”);

(ii)	the Second Supplemental Indenture to the Indenture, dated as of March 21, 2007, governing the Company’s 7.125% Senior Fixed Rate Notes due 2017 and Senior Floating Rate Notes due 2015, among the Company, the Guarantors referred to therein and the Trustee, supplemented by the First Supplemental Indenture, dated as of October 31, 2007 (the “Fixed and Floating Rate Notes Indenture”); and

(iii)	the Second Supplemental Indenture to the Indenture, dated as of October 2, 2007, governing the Company’s 1.00% Senior Convertible Notes due 2012, among the Company, the Guarantors referred to therein and the Trustee, supplemented by the First Supplemental Indenture, dated as of October 31, 2007 (the “1.00% Notes Indenture” and, together with the 0.875% Notes Indenture and the Fixed and Floating Rate Notes Indenture, the “Indentures”).
The Supplemental Indentures supplement the Indentures to add the Additional Guarantor as a guarantor of the Company’s obligations under the Indentures and the notes issued pursuant thereto.
     The foregoing summary of the terms of the Joinder Agreement and the Supplemental Indentures is qualified in its entirety by reference to the text of the Joinder Agreement and Supplemental Indentures, which are filed as Exhibits 10.1, 4.1, 4.2 and 4.3, respectively, to this report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits:
4.1	Second Supplemental Indenture, dated as of April 18, 2008, among the Company, the Additional Guarantor, the other Guarantors (as defined therein) and the Trustee.

4.2	Second Supplemental Indenture, dated as of April 18, 2008, among the Company, the Additional Guarantor, the other Guarantors (as defined therein) and the Trustee.

4.3	Second Supplemental Indenture, dated as of April 18, 2008, among the Company, the Additional Guarantor, the other Guarantors (as defined therein) and the Trustee.

10.1	Joinder Agreement, dated as of April 18, 2008, between the Additional Guarantor and GE Financial.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL CABLE CORPORATION
Date: April 21, 2008	By:	/s/ Robert J. Siverd
		Name:	Robert J. Siverd
		Title:	Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Second Supplemental Indenture, dated as of April 18, 2008, among the Company, the Additional Guarantor, the other Guarantors (as defined therein) and the Trustee.

4.2	Second Supplemental Indenture, dated as of April 18, 2008, among the Company, the Additional Guarantor, the other Guarantors (as defined therein) and the Trustee.

4.3	Second Supplemental Indenture, dated as of April 18, 2008, among the Company, the Additional Guarantor, the other Guarantors (as defined therein) and the Trustee.

10.1	Joinder Agreement, dated as of April 18, 2008, between the Additional Guarantor and GE Financial.

5